UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-28887

Date of Report: May 20, 2015

WESTPORT ENERGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Overlook Center, 2nd Floor	08540
(Address of principal executive offices)	(Zip Code)

(609) 498-7029
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (18 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2014 Westport Energy Holdings Inc., a Delaware corporation (“Westport”) entered into a Securities Purchase Agreement (“SPA”) with YA Global Investments, L.P., a Cayman Islands limited partnership (“YA Global”) pursuant which YA Global agreed to purchase a convertible debenture in the original principal amount of $1,080,000 (“Debenture CICS-28”) for a purchase price of $1,000,000 (the “Purchase Price”). Debenture CICS-28 bears interest at the rate of 12% per annum, which interest shall be paid in eighteen consecutive monthly payments no later than the fifteenth day of each month commencing on August 15, 2014. The maturity date of Debenture CICS-28 is February 4, 2016.

Pursuant to the terms of the SPA, the Purchase Price was paid as follows: (A) $200,000 was paid by the surrender by YA Global for cancelation of (i) Secured Convertible Debenture No. CICS-25 issued by Westport to YA Global on August 20, 2013 in the original principal amount of $100,000, (ii) Secured Convertible Debenture No. CICS-26 issued by Westport to YA Global on November 1, 2013 in the original principal amount of $50,000 and (iii) Secured Convertible Debenture No. CICS-27 issued by Westport to YA Global on December 19, 2013 in the original principal amount of $50,000; (B) $5,893 by application of a credit to YA Global for accrued and unpaid interest on Debenture Nos. CICS-25, CICS-26 and CICS-27; and (C) $794,107 by wire transfer of immediately available funds to the account of Westport of which $294,107 was paid by YA Global and $500,000 was paid by Queensbury, Inc. pursuant to the “Queensbury Assignment” as further described below.

The holder of Debenture CICS-28 is entitled to convert the principal and accrued interest on the debenture into Common Stock at a conversion price equal to 90% of the lowest daily volume-weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, subject to adjustment as provided for in the debenture. The shares of Common Stock into which Debenture CICS-28 may be converted will not be registered for resale and shall be subject to the rights and restrictions of Rule 144.

Pursuant to the SPA, Westport and YA Global also entered into a Royalty Agreement dated February 5, 2014 pursuant to which Westport agreed to pay YA Global a royalty equal to 25% of “Net Sales” from certain gas wells identified as the “Allocated Wells” under the SPA (the “Initial YA Royalty Agreement”).

Immediately following the execution of the SPA, Debenture CICS-28 and the Initial YA Royalty Agreement, YA Global entered into a Non-Recourse assignment agreement with Queensbury, Inc. (“Queensbury”), dated February 5, 2014, pursuant to which YA Global assigned one-half (1/2) of its interest in Debenture CICS-28 and one-half (1/2) of its 25% royalty under the Initial YA Royalty Agreement to Queensbury (the “Queensbury Assignment”) for a purchase price of $500,000. YA Global notified Westport of such assignment by letter dated February 5, 2014 (the “Assignment Notice Letter”).

Immediately following the Queensbury Assignment and receipt by Westport of the Assignment Notice Letter, YA Global and Westport cancelled Debenture CICS-28 and the Initial YA Royalty Agreement and Westport then (i) issued to YA Global Debenture No. CICS-28A in the original principal amount of $540,000, which debenture was identical in form to Debenture CICS-28, except for the original principal amount of Debenture CICS-28A; (ii) issued to Queensbury Debenture No. CICS-28B in the original principal amount of $540,000, which debenture was identical in form to Debenture CICS-28, except for the original principal amount of Debenture CICS-28B; (iii) entered into a new Royalty Agreement with YA Global dated February 5, 2014, which was identical in form to the Initial YA Royalty Agreement except that the royalty thereunder is equal to 12.5% of the “Net Sales” from the Allocated Wells; and (iv) entered into a Royalty Agreement with Queensbury dated February 5, 2014, which was identical in form to the Initial YA Royalty Agreement except that the royalty thereunder is equal to 12.5% of the “Net Sales” from the Allocated Wells.

The foregoing descriptions of Debenture Nos. CICS-28, CICS-28A and CICS-28B, the SPA, the Royalty Agreements, the Non-Recourse Assignment and the Assignment Notice Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such documents filed as Exhibits 10.1 through 10.9 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Secured Convertible Debenture No. CICS-28 dated February 5, 2014 in the principal amount of $1,080,000, with YA Global Investments L.P. as the “Holder” thereunder and Westport Energy Holdings Inc. as the “Company” thereunder.

10.2	Securities Purchase Agreement dated February 5, 2014 entered into by and between Westport Energy Holdings Inc. and YA Global Investments L.P.

10.3	Royalty Agreement dated February 5, 2014 entered into by and between Westport Energy Holdings Inc. and YA Global Investments L.P.

10.4	Non-Recourse Assignment dated February 5, 2014 entered into by and between YA Global Investments L.P. as “Assignor” thereunder and Queensbury, Inc. as “Assignee” thereunder.

10.5	Secured Convertible Debenture No. CICS-28A dated February 5, 2014 in the principal amount of $540,000, with YA Global Investments L.P. as the “Holder” thereunder and Westport Energy Holdings Inc. as the “Company” thereunder.

10.6	Secured Convertible Debenture No. CICS-28B dated February 5, 2014 in the principal amount of $540,000, with Queensbury, Inc. as the “Holder” thereunder and Westport Energy Holdings Inc. as the “Company” thereunder.

10.7	Letter from YA Global Investments L.P. to Westport Energy Holdings Inc. dated February 5, 2014 informing Westport of the Assignment of a portion of Debenture No. CICS-28 to Westport Energy LLC.

10.8	Royalty Agreement dated February 5, 2014 entered into by and between Westport Energy Holdings Inc. and YA Global Investments L.P.

10.9	Royalty Agreement dated February 5, 2014 entered into by and between Westport Energy Holdings Inc. and Queensbury, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2015	WESTPORT ENERGY HOLDINGS INC.

	By:	/s/ Stephen J. Schoepfer
Stephen J. Schoepfer, Chief Executive Officer